UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 11, 2009

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 11, 2009, Kodiak Oil & Gas Corp. (the “Company”) issued a press release announcing its fourth quarter and full-year 2008 results.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

This information is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with a review of the Company’s corporate governance policies and charters, on March 9, 2009, the Board of Directors of the Company (the “Board”) adopted a new Code of Business Conduct and Ethics for Directors, Officers and Employees (the “Code of Conduct”).  The Code of Conduct was updated to, among other things, clarify the records retention policy for Company investigations.  A copy of the new Code of Conduct is available on the Company’s website at www.kodiakog.com.

Item 8.01 Other Events.

On March 9, 2009, the Board also approved, among other things, new charters for the Audit Committee and the Compensation and Nominating Committee, to supersede in their entirety the Company’s prior committee charters.  The updated charters were adopted as part of the annual review of the Company’s charters.  The charters were updated to, among other things, update and clarify the responsibilities of the committees.  Copies of the new committee charters are available on the Company’s website at www.kodiakog.com.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

99.1	Press release of Kodiak Oil & Gas Corp. dated March 11, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ Keith Doss
Keith Doss
Secretary, Treasurer and Chief Financial Officer

Date: March 11, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Kodiak Oil & Gas Corp. dated March 11, 2009.